Exhibit 10.21

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) between Allscripts LLC, a Delaware limited liability company (“Company”), and Joseph E. Carey (“Executive”) is made and entered into as of May 3, 2007.

WITNESSETH:

WHEREAS, Allscripts, Inc. and Executive entered into an Employment Agreement, dated as of July 8, 2002 and Amendments to Employment Agreement dated as of December 31, 2004 and July 7, 2006 (collectively, as the same may be further amended, supplemented or otherwise modified from time to time, the “Employment Agreement”); and

WHEREAS, Executive has previously informed Company that he intends to resign from the Company and, on April 17, 2007, Executive ceased to act as Chief Operating Officer; and

WHEREAS, in connection with Executive ceasing to act as Chief Operating Officer, Company and Executive have previously agreed to substantially reduce Executive’s base salary; and

WHEREAS, Company and Executive desire to amend the Employment Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and agreements herein contained, the parties hereto agree as follows:

1. Amendment Date. This Amendment shall be deemed effective as of May 4, 2007 (the “Amendment Date”). Except as specifically set forth in this Amendment, all capitalized terms used in this Amendment shall have the same meaning as set forth in the Employment Agreement.

2. Employment. Section 1 of the Employment Agreement is hereby amended and restated as follows:

As of April 17, 2007, Company and Executive agree that Executive’s responsibilities shall consist of transitioning his duties as Chief Operating Officer to Company’s management team and Executive’s successor.

3. Term. Section 2 of the Employment Agreement is hereby amended and restated as follows:

The initial term of Executive’s employment by Company under this Agreement shall commence as of July 8, 2002 (the “Effective Date”) and shall continue in effect through June 30, 2007 unless earlier terminated as provided herein (the “Employment Period”).

4. Section 3.1 of the Employment Agreement is hereby amended and restated as follows:

As of April 17, 2007, Company shall pay to Executive an annual base salary at a rate of $12,000 per annum, subject to all appropriate federal and state withholding taxes, which base salary shall be payable in accordance with Company’s normal payroll practices and procedures.

5. Sections 4.4 and 4.5 (including all subsections contained therein) are hereby deleted in their entirety and shall be replaced with the words “Intentionally Omitted.”

6. Miscellaneous. Except as modified by this Amendment, the Employment Agreement shall continue in full force and effect and is hereby ratified and confirmed. To the extent that any provision of this Amendment is inconsistent with the Agreement, the terms of this Amendment shall control. This Amendment and the Employment Agreement (a) are complete, (b) constitute the entire and original understanding between the parties with respect to the subject matter hereof and thereof, and (c) supersede all prior agreements, whether oral or written. No waiver, modification, or addition to this Amendment or the Employment Agreement shall be valid unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ALLSCRIPTS LLC:		EMPLOYEE:

By:	/s/ Glen Tullman	By:	/s/ Joseph E. Carey
Name:	Glen Tullman	Name:	Joseph E. Carey
Title:	Chief Executive Officer

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